UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2008

BANCROFT URANIUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50366	94-3409449
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
8655 East Via De Ventura, Suite G200 Scottsdale, AZ		85258
(Address of principal executive offices)		(Zip Code)
(480) 346-1460
(Registrant’s telephone number, including area code) (480) 346-1461 FAX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words “expects”, “anticipates”, “intends”, “believes” and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section “Risk Factors.”  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Bancroft Uranium Inc, a Nevada corporation, formerly known as Conscious Intention, Inc., unless otherwise stated or the context clearly indicates otherwise.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company appointed Robert McIntosh as its President and Chief Executive Officer as of July 31, 2008, replacing current President, Chief Executive Officer and Director, P. Leslie Hammond. Mr. Hammond was appointed Chief Operating Officer of the Company and remains a director of the Company.

Robert McIntosh is a consulting geologist with over 25 years as a geoscientist with a proven track record and experience in resource exploration and corporate development. Since 1983 he has designed, implemented, executed and managed programs in the resource sector in oil & gas, precious and base metals, in North America and abroad for both public and private companies. He has worked in all aspects of exploration and mine development including producing projects in both the gold and oil and gas sectors. Since November 2007, he has been employed as a consultant to Bancroft Uranium, Inc.  He conducted geological supervision and planning of aspects of the Monmouth Uranium Project, Gooderham Ontario Canada where he designed and implemented exploration program culminating in N.I. 43-101 compliant report.

Mr. McIntosh is the former President of Silver Star Energy, Inc., where he was employed from December 2003 to November 2007 and where he undertook geological supervision of all oil and gas projects in the United States and Canada. He was the liaison with project operators in Bakersfield, CA and Calgary Alberta, reviewed submissions and potential oil and gas property acquisitions, assisted in technical advisement to Board of Directors. He participated in the discovery and development of the North Franklin gas field and the ultimate asset sale of Franklin. He completed several equity raises with various hedge funds. Over the past years, the Company drilled and completed successful oil and gas wells in Alberta and California, negotiated and executed pipeline contracts and geological and geophysical studies of "core area" projects for further well development.

From 2000 to 2003, he was President of Mesa Resources Ltd., Vancouver, Canada where he drilled and completed gas wells in the Tofield, Alberta region under joint ventures with Fairborne Energy. He was instrumental with amalgamating Mesa with Calgary based Longbow Energy and completed reservoir study of gas reserves in the Tofield, Alberta region. From 1998 to 2000 he acted as President of Denstone Ventures Ltd., Vancouver, Canada where he explored various platinum-palladium projects in Atikokan, Thunder Bay, Sudbury regions and regionally in Quebec and designed, implemented and managed exploration programs; liasoned with contractors; undertook 3 surface drilling programs. Prior to 1998 he has worked in projects in Canada, United States and Central America for gold, silver, platinum and base metals. Mr. McIntosh has H.BSc, Geology from the University of Western Ontario, London, Ontario, Canada in 1983 authoring a H.BSc. Thesis entitled "Calc-silicate assemblages at the Adams Mine, Ontario". He is a Member in Good Standing, American Association of Petroleum Geologists, Tulsa OK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCROFT URANIUM INC.

Dated: August 4, 2008	By:	/s/ Robert McIntosh
Name: Robert McIntosh
Title: President and CEO